UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2018

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 7.01. REGULATION FD DISCLOSURE

On April 8, Toys “R” Us, Inc., a Delaware corporation (the “Company”), TRU Taj LLC, a Delaware limited liability company (the “Issuer”), TRU Taj Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “TRU Taj Issuers”) and certain investors reached an agreement in principle regarding a Note Purchase Agreement (the “Purchase Agreement”) with respect to the issuance and sale of $80,000,000 aggregate principal amount (the “Additional Notes”) of the TRU Taj Issuers’ 11% Senior Secured DIP Notes (the “DIP Notes”) which are expected to become, if issued, fungible with the DIP Notes issued under the Indenture dated September 22, 2017. The proceeds of the issuance and sale of the Additional Notes would be used for working capital and general corporate purposes, including funding for the Company’s operations in Central Europe and Asia, subject to the terms and conditions of the Purchase Agreement. The Company is hereby furnishing a term sheet summarizing the terms and conditions of the Purchase Agreement as Exhibit 99.1 to this report (the “Term Sheet”). This report does not purport to be a complete description of the terms and conditions of the issuance and sale of the Additional Notes and is qualified in its entirety by reference to Exhibit 99.1. The ultimate issuance and sale of the Additional Notes, and the terms and conditions of such issuance and sale, including the use of the proceeds thereof, is subject to the approval of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). There can be no assurance the Bankruptcy Court will authorize the issuance and sale of the Additional Notes upon the terms and conditions set forth on the Term Sheet, if at all. The information set forth in this Item 7.01 of this report is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

Additionally, on April 8, 2018, the TRU Taj Issuers extended the previously disclosed waivers relating to any events of defaults that may arise under the DIP Notes and the 12% Senior Secured Notes due 2021 (the “Prepetition Notes”) in connection with certain insolvency proceedings and related initiatives with respect to affiliates of the TRU Taj Issuers (the “Waivers”) from certain holders of the DIP Notes and the Prepetition Notes, as applicable. The Waivers will terminate on April 12, 2018 in the event the TRU Taj Issuers are not able to obtain the authorization of the Bankruptcy Court regarding the issuance and sale of the Additional Notes by such date.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report may contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such disclosures are intended to be covered by the safe harbors created thereby. All statements herein or therein that are not historical facts, including statements about the Company’s beliefs or expectations, are forward-looking statements. The Company generally identifies these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “outlook” or the negative version of these words or other similar words or phrases. These statements discuss, among other things, the use of proceeds under, and transactions contemplated by, the Note Purchase Agreement and the Bankruptcy Court’s approval thereof. These statements are subject to risks, uncertainties and other factors, including risks, uncertainties and factors set forth under Item 1A entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2017 and in the Company’s other reports and documents filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this report. The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules.

The information set forth in this report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this report shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	EXHIBITS.

(d)	Exhibits

Number	Description
99.1	Summary Terms of additional 11% Senior Secured ABL DIP Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.

(Registrant)

Date: April 9, 2018

By:

/s/ James M. Young

Name:

James M. Young

Title:

Executive Vice President, General Counsel and Corporate Secretary